ARTICLES OF INCORPORATION

                                       OF

                                 CONFETTI, INC.

                                    ARTICLE I

      The name of the proposed corporation shall be CONFETTI, INC.

                                   ARTICLE II

      The general nature of the business shall be operating a specialty gift retail store as an establishment where goods are regularly offered for sale to the public; to employ such persons, firms or corporations as may be reasonably necessary to assist in the business of the corporation; and to otherwise engage in any activity or business permitted under the laws of the United States and of the State of Florida. The corporation shall also have the power to issue bonds, debentures or obligations for any lawful purpose of the corporation and to secure the same by encumbering any or all of its property and to sell or otherwise dispose of any or all of such bonds, debentures or obligations, all in such manner and upon such terms as the directors may deem proper; and to lend and advance money or give credit to such persons and on such terms as the directors may deem expedient, and in particular to customers and others doing business with the corporation and to give guarantee or become surety for any persons; to assist in the organization, development, financing and refinancing of other worthy business enterprises heretofore or hereafter carried on by any corporation, co-partnership, individual or individuals; to hold, vote


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and exercise all of the rights of holders and owners of stock of other corporations and to delegate to any of its officers the power to hold, vote and exercise all the rights of owners of holders of such stock; to exercise all the powers of any corporation, the stock of which shall be owned or controlled by this corporation, except as prohibited by law; to act as such agent, broker or factor in any lawful business for any party or parties; and to adopt and prescribe bylaws, rules and regulations appropriate for the transaction of the business of this corporation, either by the term of this charter, by law in express terms, or by implication, and to amend the same; and to do all and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes or the attainment of any of the objects herein enumerated, or incidental to the powers herein named, or which shall at any time appear conducive or expedient for the protection or benefit of the corporation; with all the [ILLEGIBLE] now or hereafter conferred by the laws of the State of Florida.

      The foregoing [ILLEGIBLE] shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.

                                   ARTICLE III

      The amount of the capital stock authorized for the corporation is a maximum of five thousand (5,000) shares of common stock having a par value of $1.00 per share and which shall be issued as fully paid and non-assessable. The stock of this corporation shall be so assigned, issued and transferred only in accordance with an Agreement entered into by the shareholders to cause the corporation to be eligible to issue $1244 stock and such bylaws as the corporation shall from time to time make, change or alter with a lien reserved in favor of the corporation upon all of its capital stock for any indebtedness which may at any time be due by the holder of the same unto the company.


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                                   ARTICLE IV

      The amount of capital with which this corporation shall commence business is at least Five Hundred Dollars ($500.00).

                                    ARTICLE V

      This corporation shall have a perpetual existence unless sooner dissolved according to law.

                                   ARTICLE VI

      The principal place of business of said corporation is to be Vero Beach, Florida, with the privilege of having branch offices at other places within or without the State of Florida as may be designated.

                                  ARTICLE VII

      The registered agent of the corporation shall be Suzanne M. Boden, located 1025 Flamevine Lane, Suite 7, P. O. Box 3087, Vero Beach, Forida.

                                  ARTICLE VIII

      The number of directors of this corporation shall be not less than three.

                                   ARTICLE IX

      The names and addresses of the first Board of Directors of this corporation who, subject to the provisions of the certificate of Articles of Incorporation, the bylaws and Florida Statutes, shall hold office for the first year of this corporation's existence or until their successors are chosen and have qualified, are as follows:

      Suzanne M. Boden
      1025 Flamevine Lane, Suite 7
      Vero Beach, Florida  32960

      Paul Boden
      1025 Flamevine Lane, Suite 7
      Vero Beach, Florida  32960

      Rita Murdocca
      1025 Flamevine Lane, Suite 7
      Vero Beach, Florida 32960


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

                                   ARTICLE X

      The names and street addresses of the subscribers of this certificate of Articles of Incorporation and the number of shares of stock which each agree to take are as follows:

      Suzanne M. Boden                              100 shares
      1025 Flamevine Lane, Suite 7
      Vero Beach, Florida  32960

      Paul Boden                                    100 shares
      1025 Flamevine Lane, Suite 7
      Vero Beach, Florida  32960

      Rita Murdocca                                  50 shares
      1025 Flamevine Lane, Suite 7
      Vero Beach, Florida 32960

                                   ARTICLE XI

      In furtherance, and not in limitation, of the powers conferred by the laws of the State of Florida, the Board of Directors is expressly authorized:

      To make and alter the bylaws of this corporation;

      To fix the amount to be reserved as working capital over and above the paid-in capital stock of this corporation;

      To borrow money for the use of the corporation and to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation;

      If the bylaws so provide, to designate two or more of its number to constitute an Executive Committee, which Committee shall, for the time being, as provided in said resolution or bylaws of this corporation, have and exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the corporation and have power to authorize the seal of this corporation to be affixed to all papers which may require it.

      This corporation may in its bylaws confer power upon its directors in addition to the foregoing and in addition to the powers and authorities conferred upon them by statute.


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

                                   ARTICLE XII

      In case of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof, except upon satisfactory proof to the Board of Directors of such loss or destruction and upon the giving of satisfactory security by bond or otherwise against loss to the corporation. Any such new certificate shall be plainly marked "duplicate" upon its face.

                                  ARTICLE XIII

      No contract or other transaction between the corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors of this corporation is or are stockholders in, or is a director or officer, or are directors or officers of, such other corporation, and any director or directors individually or jointly may be a party or parties to, or may be interested in, any contract or transaction of this corporation, or in which this corporation is interested and no contract, act or transaction of this corporation with any person or persons, firm or corporation, shall be affected or invalidated by the fact that any director or directors of this corporation is a party or are parties to, or interested in, such contract, act or transaction, or in any way connected with such person or persons, firm or corporation, and each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of herself or himself or any firm, association or corporation in which she or he may be in any way interested.

                                   ARTICLE XIV

      The corporation or the stockholders may include in their agreement between themselves the following as valid matters of agreement:


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

      (A) Any limitations or restraint upon the transferability, alienation or assignment of stock;

      (B) Any limitations or restraint upon the encumbrance or pledge of stock;

      (C) Any agreements conferring pre-emptive right of purchase upon stockholders as conditions precedent to the sale of any stock;

      (D) Management agreements, solicitation agreements or other employment agreements with persons who may or may not be stockholders; and,

      (E) Any and all such other agreements as may be reasonably necessary in the ownership, conduct or furtherance of the business of the corporation and to implement the said agreement by bylaws of the corporation.

                                   ARTICLE XV

      The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of Articles of Incorporation in the manner now or hereafter prescribed by applicable provisions of law, and all rights and powers conferred herein upon stockholders, directors and officers are subject to this reserved power.

      IN WITNESS WHEREOF, we, the undersigned, being each and all of the original subscribers to the capital stock hereinabove named, for the purpose of forming a corporation to do business within and without the State of Florida, and in pursuance of Florida law, do hereby make, subscribe, acknowledge and file Certificate, hereby jointly severally declaring and certifying that the facts herein stated are true and that we have associated ourselves together for the purpose of becoming a corporation under the laws of the State of Florida, and do


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

hereby respectively agree to take the number of shares of stock hereinbefore set forth and stated, and accordingly we have set our hands and seals at Vero Beach, Indian River County, Florida, this [ILLEGIBLE] day of [ILLEGIBLE], 1977.


                                             /s/  Suzanne M. Boden        (SEAL)
                                             -----------------------------------
                                             Suzanne M. Boden


                                             /s/ Paul Boden               (SEAL)
                                             -----------------------------------
                                             Paul Boden


                                             /s/ Rita Murdocca            (SEAL)
                                             -----------------------------------
                                             Rita Murdocca


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

STATE OF FLORIDA

COUNTY OF INDIAN RIVER

      BE IT REMEMBERED that on this [ILLEGIBLE] day of [ILLEGIBLE], 1977, personally appeared before me, a Notary Public of the State of Florida, SUZANNE
M. BODEN, PAUL BODEN, and RITA MURDOCCA, parties to the foregoing certificate of Articles of Incorporation, and known to me personally as such, and jointly and severally acknowledged the said Certificate to be the act and deed of each of them respectively, and that the facts therein stated are truly set forth, and that they have associated themselves together for the purpose of becoming a corporation under the laws of the State of Florida.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal at Indian River County, Florida, on this the day and year last above written.


                                                /s/ [ILLEGIBLE]
                                                --------------------------------
                                                Notary Public, State of Florida
                                                at Large. My Commission expires:

                                                                     [ILLEGIBLE]


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

CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF PROCESS WITHIN THIS STATE, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.

      In pursuance of Chapter 48.091, Florida Statutes, the following is submitted, in compliance with said Act:

      FIRST: That CONFETTI, INC. desiring to organize under the laws of the State of Florida, with its principal office at 2917 Cardinal Drive, Vero Beach, Florida, has named SUZANNE M. BODEN located 2025 Flameville Lane, Suite 7, P.O. Box 3087, Vero Beach, State of Florida, as its agent to accept service of process within this state.

ACKNOWLEDGMENT:

      Having been named to accept service of process for the above stated corporation at the above-designated address, I hereby accept to act in this capacity, and agree to comply with the provision of said Act relative to keeping open said office.

                                                        /s/ [ILLEGIBLE]
                                                --------------------------------
                                                        Resident Agent

                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                            LITEGLOW INDUSTRIES, INC.
                               A UTAH CORPORATION

      Pursuant to the provisions of Sections 16-10a-1006 of the Utah Revised Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

      1. The name of the Corporation is Liteglow Industries, Inc.

      2. The following amendment to the Articles of Incorporation of Liteglow Industries, Inc., was duly adopted by written consent of the holders of a majority of the shares outstanding on December 24, 1997, in the manner prescribed by the Utah Revised Business Corporation Act:

                                   "Article IV

      Capitalization. The Corporation shall have the authority to issue one hundred million (100,000,000) shares of stock each having a par value of 1/10th of one cent ($0.001)."

      3. This Amendment does not provide for any exchange, reclassification or cancellation of issued shares.

      4. The date of adoption of the amendment is December 24, 1997.

      5. The designation and number of outstanding shares of each class entitled to vote thereon as a class are as follows:

         Class             Number of Shares

         Common            47,962,568 shares issued and outstanding

      6. The amendment was approved by written action of the holders of 25,113,400 shares.


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

      IN WITNESS WHEREOF, the undersigned President, having been thereunto duly authorized, has executed the foregoing Articles of Amendment for the Corporation the 28th day of May, 1998.

                                          LITEGLOW INDUSTRIES, INC.,
                                          a Utah corporation


                                          By:
                                             -----------------------------------
                                                 Spencer Krumholz, President

                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                            LITEGLOW INDUSTRIES, INC.
                              (a Utah corporation)

      Pursuant to the provisions of Sections 16-10a-1006 of the Utah Revised Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

      1. The name of the Corporation is Liteglow Industries, Inc.

      2. The following amendment to the Articles of Incorporation of Liteglow Industries, Inc., was duly adopted by written consent of the holders of a majority of the shares outstanding on July 13, 1998, in the manner prescribed by the Utah Revised Business Corporation Act:

                                   "Article IV

      Capitalization. The Corporation shall have the authority to issue two hundred million (200,000,000) shares of stock each having a par value of 1/10th of one cent ($0.001)."

      3. This Amendment does not provide for any exchange, reclassification or cancellation of issued shares.

      4. The designation and number of outstanding shares of each class entitled to vote thereon as a class are as follows:

          Class             Number of Shares

          Common            95,000,000 shares issued and outstanding

      5. The amendment was approved by written action of the holders of 51,000,000 shares.


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

      IN WITNESS WHEREOF, the undersigned President, having been thereunto duly authorized, has executed the foregoing Articles of Amendment for the Corporation the _________ day of October, 1998.

                                          LITEGLOW INDUSTRIES, INC.,
                                          a Utah corporation


                                          By:
                                             -----------------------------------
                                                 Spencer Krumholz, President

                                  AMENDMENT TO
                            ARTICLES OF INCORPORATION
                                       OF
                            LITEGLOW INDUSTRIES, INC.
                              (a Utah corporation)

      Pursuant to the provisions of Sections 16-10a-1006 of the Utah Revised Business Corporation Act, the undersigned Corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

      1. The name of the Corporation is Liteglow Industries, Inc.

      2. Article IV of the Articles of Incorporation of the Corporation is hereby amended in its entirety and restated as follows:

                                   "Article IV

      a. Capitalization. The aggregate number of shares which the Corporation shall have the authority to issue is Eleven Million (11,000,000) shares of all classes of stock, consisting of 10,000,000 shares of common stock, par value $.001, and 1,000,000 shares of preferred stock, par value $.001. Shares of the Corporation's common stock issued at the time the Articles of Amendment containing this Amendment are filed with the Secretary of State shall be hereby automatically changed and reclassified without further action into one (1) fully paid and non-assessable share of the Corporation's common stock for each sixty
(60) shares of common stock outstanding, provided that no fractional shares shall be issued pursuant to such change and reclassification and the holder of any fractional share shall receive a full share for each fractional share held by such shareholder.

      b. Preferred Stock. Preferred stock may be issued in one or more series. The Board of Directors of the Corporation is vested with authority to determine and state the designations and preferences, limitations, relative rights, and voting rights, if any, of each such series by the adoption and filing in accordance with the Utah Revised Business Corporation Act, before the issuance of any shares of such series, of an amendment or amendments to these Articles determining the terms of such series, which amendment need not be approved by the shareholders or the holders of any class or series of shares except as provided by law. All shares of preferred stock of the same series shall be identical."


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

      3. The foregoing Amendment to the Articles of Incorporation was duly adopted by the Board of Directors on December 14, 1998, and by vote of the shareholders by written consent sufficient for approval on December 14, 1998.

      4. The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

         Class             Number of Shares

         Common            198,079,397 shares issued and outstanding

      6. The amendment was approved by written action of the holders of 101,200,000 shares of common stock.

      IN WITNESS WHEREOF, the undersigned President, having been thereunto duly authorized, has executed the foregoing Articles of Amendment for the Corporation the 14th day of December, 1998.

                                          LITEGLOW INDUSTRIES, INC.,
                                          a Utah corporation


                                          By:
                                             -----------------------------------
                                                 Spencer Krumholz, President

                                  AMENDMENT TO
                            ARTICLES OF INCORPORATION
                                       OF
                            LITEGLOW INDUSTRIES, INC.
                              (a Utah corporation)

      The Articles of Incorporation of Liteglow Industries, Inc. (the "Corporation") have been amended by the Corporation's Board of Directors on December 17, 1998, pursuant to authority granted to the Board of Directors under
Article IV of the Corporation's Articles of Incorporation by establishing a Series A Convertible Preferred Stock, as follows.

      Pursuant to the provisions of Sections 16-10a-1006 of the Utah Revised Business Corporation Act, the undersigned Corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

      1. The name of the Corporation is Liteglow Industries, Inc.

      2. Article IV of the Articles of Incorporation of the Corporation is hereby amended by adding paragraph "c" as follows:

      "c. Series A Convertible Preferred Stock. Pursuant to authority granted to and vested in the Board of Directors, the Board of Directors hereby creates a series of preferred stock, par value $.001 per share, of the Corporation, and hereby states the designation and number of shares, and affixes the relative rights, preferences, powers, restrictions and limitations (in addition to any provisions set forth in the Articles of Incorporation of the Corporation applicable to the preferred stock of all classes in a series) of the series as follows:

            1. Designation and Amount. The shares of such series shall be designated as Series A Convertible Preferred Stock (the "Series A Convertible Preferred Stock") and the number of shares constituted in the Series A Convertible Preferred Stock shall be 1,000,000. Such number of shares may be increased or decreased by the resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Convertible Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Convertible Preferred Stock.

            2. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any


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

payment shall be made to the holders of junior stock by reason of their ownership thereof, an amount equal to $.10 per share of Series A Convertible Preferred Stock plus the amount of any accrued but unpaid dividends (whether or not declared) and interest thereon. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to stockholders shall be insufficient to pay the holders of shares of Series A Convertible Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Convertible Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

            3. Voting.

                  (a) Number of Votes; Voting with Common Stock. Each holder of outstanding shares of Series A Convertible Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Convertible Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4 hereof) at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, or by the provisions of the following subsections of this
Section 3, holders of Series A Convertible Preferred Stock shall vote together with the holders of Common Stock as a single class.

                  (b) Adverse Effects. The Corporation shall not amend, alter or repeal preferences, rights, powers or other terms of the Series A Convertible Preferred Stock so as to affect adversely the Series A Convertible Preferred Stock without the written consent or affirmative vote of the holders of at least 66-2/3% of the then outstanding shares of Series A Convertible Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing the authorization or issuance of any series of Preferred Stock which is on a parity with or has preference or priority over the Series A Convertible Preferred stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series A Convertible Preferred Stock.

                  (c) Mergers, etc. The consent of the holders of not less than 66- 2/3% of the outstanding Series A Convertible Preferred Stock, voting separately as a single class, in person or by proxy, either in writing without a meeting or at a special or annual meeting of shareholders called for the purpose, shall be necessary for the Corporation to sell all or substantially all of the Corporation's assets or effect any merger, consolidation, share exchange or similar transaction to which the Corporation is a party, or to enter into any other transaction resulting in the acquisition of a majority of the then outstanding voting stock of the Corporation by another corporation or entity.

            4. Optional Conversion. The holders of the Series A Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Each share of Series A Convertible Preferred stock shall be convertible, at the option of the holder thereof, without the payment of additional consideration by the holder thereof, at any time and from time to time, into five (5) shares of Common Stock (the "Conversion Rate"). The Conversion Rate shall be subject to adjustment as provided below.

                  In the event of a liquidation of the Corporation, the Conversion Rights shall terminate immediately prior to the payment of any amounts distributable on liquidation to the holders of Series A Convertible Preferred Stock.

                  (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Convertible Preferred Stock. In lieu of fractional shares, the Corporation shall pay by a whole share of Common Stock.

                  (c) Mechanics of Conversion.

                        (i) In order to convert shares of Series A Convertible Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates for such shares of Series A Convertible Preferred Stock at the principal office of the Corporation, together with written notice that such holder elects to convert all or any number of the shares represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the Corporation shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at the place requested by such holder, or to his nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. Notwithstanding the preceding sentence, shares of Series A Convertible Stock tendered for conversion in accordance with the other provisions of this subparagraph (i) shall be deemed converted into shares of common stock, and their owner or owners shall be deemed the beneficial and record owner of such common stock for all purposes, at the time of tender conforming to the provisions of this subparagraph


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

(i).

                        (ii) The Corporation shall at all times during which the Series A Convertible Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Convertible Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Convertible Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                        (iii) All shares of Series A Convertible Preferred Stock surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive dividends, notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock and cash in lieu of fractional shares in exchange therefor. Any shares of Series A Convertible Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the number of shares of authorized Series A Convertible Preferred Stock accordingly.

                  (d) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the date on which any Series A Convertible Preferred Stock is first issued ("the Original Issue Date") effect a subdivision of the outstanding Common Stock, the Conversion Rate then in effect immediately before that subdivision shall be proportionately adjusted. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Rate then in effect immediately before the combination shall be proportionately adjusted. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (e) Adjustments for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable in shares of Common Stock, then and in each such event the Conversion Rate shall be increased as of the time of such issuance, by multiplying the Conversion Rate by a fraction,

                        (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus


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

the number of shares of Common Stock issuable in payment of such dividend or distribution, and

                        (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance.

                  (f) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of shares of the Series A Convertible Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series A Convertible Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period given application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series A Convertible Preferred Stock.

                  (g) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, share exchange or sale of assets for below), then and in each such event the holder of each share of Series A Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                  (h) Adjustment for Merger or Reorganization, etc. In case of any consolidation, merger or share exchange of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation to which the holders of Series A Convertible Preferred Stock shall have consented in accordance with Section 3 hereof, then each share of Series A Convertible Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities


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

or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Convertible Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series A Convertible Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Convertible Preferred Stock.

                  (i) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid. the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Convertible Preferred Stock against impairment.

                  (j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Convertible Preferred Stock a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Corporation shall, upon the written request at any time of any holder of Series A Convertible Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (1) such adjustments and readjustments, (2) the Conversion Rate then in effect, and (3) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Convertible Preferred Stock. Despite such adjustment or readjustment, the form of each or all stock certificate representing Series A Convertible Preferred Stock, if the same shall reflect the initial or any subsequent conversion price, need not be changed in order for the adjustments or readjustments to be valued in accordance with the provisions of this Certificate of Designation, which shall control.

                  (k) Notice of Record Date. In the event:

                        (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock;


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

                        (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

                        (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock consolidation, merger or share exchange of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                        (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation; then the Corporation shall cause to be filed at its principal office and shall cause to be mailed to the holders of the Series A Convertible Preferred Stock at their last addresses as shown on the records of the Corporation, at least 20 days prior to the record date specified in (A) below or 20 days before the date specified in (B) below, a notice stating:

                              (A) the record date of such dividend,
distribution, subdivision or combination, or, if a record is not to be taken, the date as to which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                              (B) the date on which such reclassification,
consolidation, merger, share exchange, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

            5. Sinking Fund. There shall be no sinking fund for the payment of dividends or liquidation preference on Series A Convertible Preferred Stock or the redemption of any shares thereof.

            6. No Mandatory Redemption. The Series A Convertible Preferred Stock is not subject to mandatory redemption by the Corporation."

      3. The foregoing Amendment to the Articles of Incorporation were duly adopted by the Board of Directors on December 17, 1998, without shareholder action, which was not required, and shall be effective upon filing of the Amendment to the Articles of Incorporation authorizing the Corporation's class of preferred stock.

      4. This Amendment does not provide for any exchange, reclassification or cancellation of issued shares.

      5. This Amendment shall be effective, and shall be filed, on December 30, 1998.


      IN WITNESS WHEREOF, the undersigned President, having been thereunto duly authorized, has executed the foregoing Articles of Amendment for the Corporation the ______ day of December, 1998.

                                          LITEGLOW INDUSTRIES, INC.,
                                          a Utah corporation


                                          By:
                                             -----------------------------------
                                                 Spencer Krumholz, President


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